EX-99.1

For further information:              TRADED: NYSE (IEX)
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

WEDNESDAY, APRIL 19, 2017

IDEX REPORTS RECORD ORDERS AND SALES WITH DOUBLE DIGIT EARNINGS GROWTH; RAISES FULL YEAR GUIDANCE TO $4.00 -- $4.10

LAKE FOREST, IL, APRIL 19 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended March 31, 2017.

First Quarter 2017 Highlights

•	Orders were up 8 percent overall and 2 percent organically

•	Sales were up 10 percent overall and 5 percent organically

•	Operating margin was 20.9 percent with adjusted operating margin of 21.8 percent, up 120 basis points

•	Reported EPS was $0.99 with adjusted EPS of $1.03, up 14 cents, or 16 percent

•	Cash from operations of $85.0 million led to free cash flow of $74.8 million, up 21 percent

First Quarter 2017
Orders of $568.8 million were up 8 percent (+2 percent organic, +8 percent acquisitions/divestitures and -2 percent foreign currency translation) compared with the prior year period.

Sales of $553.6 million were up 10 percent (+5 percent organic, +7 percent acquisitions/divestitures and -2 percent foreign currency translation) compared with the prior year period.

Gross margin of 45.3 percent was up 90 basis points from the prior year period, primarily due to productivity, volume leverage and a $2.2 million fair value inventory step-up charge in the prior year period.

Operating income of $115.7 million resulted in an operating margin of 20.9 percent. Adjusted for $4.8 million of restructuring-related charges, adjusted operating income was $120.5 million with an adjusted operating margin of 21.8 percent, up 120 basis points from the prior year period operating margin primarily due to operational efficiency and the prior year fair value inventory step-up charge. Adjusted operating income drove adjusted EBITDA of $141.5 million which was 26 percent of sales and covered interest expense by more than 12 times.

Net income was $75.9 million which resulted in EPS of $0.99. Excluding restructuring-related charges, adjusted EPS of $1.03 increased 14 cents, or 16 percent, from the prior year period EPS.

The Company repurchased 82 thousand shares of common stock for $7.6 million.

“Our first quarter results were strong as demand improved significantly, particularly in North American industrial markets with some improvement in larger capital projects. Organic revenue growth of 5 percent, our first organic growth since the fourth quarter of 2014, was driven by 6 percent organic growth in FMT and 5 percent in HST. I am proud of our team and their ability to execute and deliver for our customers and shareholders. We generated $15 million of backlog during the quarter and delivered robust operating margin, EPS and free cash flow that exceeded our prior expectations.

Last quarter, we were cautious about calling a recovery due to ongoing market and geopolitical volatility. While these issues continue to be a concern, we have seen broad-based recovery over the past two quarters and we now expect better overall performance in 2017.

With the strong start to 2017, combined with improved market conditions, we are raising our full year 2017 adjusted EPS guidance to $4.00 to $4.10 with second quarter EPS of $1.04 to $1.06. We are also increasing our full year 2017 organic revenue growth expectations to 3 to 4 percent with 2 to 3 percent growth in the second quarter.”

Andrew K. Silvernail
Chairman and Chief Executive Officer

First Quarter 2017 Segment Highlights

Fluid & Metering Technologies

•	Sales of $216.8 million reflected a 2 percent increase compared to the first quarter of 2016 (+6 percent organic, -3 percent divestitures and -1 percent foreign currency translation).

•
Operating income of $57.8 million resulted in an operating margin of 26.7 percent. Adjusted for $1.6 million of restructuring-related charges, adjusted operating income was $59.4 million with an adjusted operating margin of 27.4 percent, a 300 basis point increase compared to the prior year period operating margin primarily due to higher volume and productivity initiatives.

•
EBITDA of $63.4 million resulted in an EBITDA margin of 29.3 percent. Adjusted for $1.6 million of restructuring-related charges, adjusted EBITDA of $65.0 million resulted in an adjusted EBITDA margin of 30.0 percent, a 220 basis point increase compared to the prior year period EBITDA margin.

Health & Science Technologies

•	Sales of $199.7 million reflected a 7 percent increase compared to the first quarter of 2016 (+5 percent organic, +5 percent acquisitions/divestitures and -3 percent foreign currency translation).

•
Operating income of $42.2 million resulted in an operating margin of 21.2 percent. Adjusted for $3.0 million of restructuring-related charges, adjusted operating income was $45.2 million with an adjusted operating margin of 22.7 percent, a 90 basis point increase compared to the prior year period operating margin primarily due to higher volume and productivity initiatives.

•
EBITDA of $53.4 million resulted in an EBITDA margin of 26.7 percent. Adjusted for $3.0 million of restructuring-related charges, adjusted EBITDA of $56.4 million resulted in an adjusted EBITDA margin of 28.2 percent, a 30 basis point increase compared to the prior year period EBITDA margin.

Fire & Safety/Diversified Products

•	Sales of $137.4 million reflected a 31 percent increase compared to the first quarter of 2016 (+1 percent organic, +33 percent acquisition and -3 percent foreign currency translation).

•
Operating income of $32.6 million resulted in an operating margin of 23.7 percent. Adjusted for $0.1 million of restructuring-related charges, adjusted operating income was $32.7 million with an adjusted operating margin of 23.8 percent, a 70 basis point decrease compared to the prior year period operating margin primarily due to the dilutive impact on margins from prior year acquisitions.

•
EBITDA of $36.1 million resulted in an EBITDA margin of 26.3 percent. Adjusted for $0.1 million of restructuring-related charges, adjusted EBITDA of $36.2 million resulted in an adjusted EBITDA margin of 26.4 percent, a 60 basis point increase compared to the prior year period EBITDA margin.

For the first quarter of 2017, Fluid & Metering Technologies contributed 39 percent of sales, 44 percent of operating income and 41 percent of EBITDA; Health & Science Technologies accounted for 36 percent of sales, 32 percent of operating income and 35 percent of EBITDA; and Fire & Safety/Diversified Products represented 25 percent of sales, 24 percent of operating income and 24 percent of EBITDA.

2017 Restructuring Actions
During the first quarter of 2017, the Company recorded $4.8 million of restructuring costs as part of initiatives that support the implementation of key strategic efforts. These efforts are designed to facilitate long-term, sustainable growth through cost reduction actions, primarily a site consolidation at our Material Processing Technologies platform within our HST segment, along with employee reductions primarily within FMT and HST.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated according to U.S. GAAP excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted operating income is calculated as operating income plus restructuring expenses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus restructuring expenses, net of the statutory tax expense or benefit.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus restructuring expenses.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 3: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	For the Quarter Ended March 31,	
	2017	**2016**
Reported net income	**$ 75,899**	$ 68,130
+Restructuring expenses	**4,797**	-
+Tax impact on restructuring expenses	**(1,529)**	-
Adjusted net income	**$ 79,167**	$ 68,130
Reported EPS	**$ 0.99**	$ 0.89
+Restructuring expenses	**0.06**	-
+Tax impact on restructuring expenses	**(0.02)**	-
Adjusted EPS	**$ 1.03**	$ 0.89
Diluted weighted average shares	**76,894**	76,699

Conference Call to be Broadcast over the Internet
IDEX will broadcast its first quarter earnings conference call over the Internet on Thursday, April 20, 2017 at 9:00 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13652253.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX’s results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX Corporation is an applied solutions company specializing in fluid and metering technologies, health and science technologies, and fire, safety and other diversified products built to its customers’ exacting specifications. Its products are sold in niche markets to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2017	December 31, 2016
Assets		
Current assets		
Cash and cash equivalents	$ 216,095	$ 235,964
Receivables - net	294,707	272,813
Inventories	257,900	252,859
Other current assets	54,978	61,085
Total current assets	823,680	822,721
Property, plant and equipment - net	250,114	247,816
Goodwill and intangible assets	2,074,148	2,068,096
Other noncurrent assets	15,843	16,311
Total assets	$ 3,163,785	$ 3,154,944
Liabilities and shareholders' equity		
Current liabilities		
Trade accounts payable	$ 135,462	$ 128,933
Accrued expenses	142,670	152,852
Short-term borrowings	323	1,046
Dividends payable	-	26,327
Total current liabilities	278,455	309,158
Long-term borrowings	950,283	1,014,235
Other noncurrent liabilities	293,742	287,657
Total liabilities	1,522,480	1,611,050
Shareholders' equity	1,641,305	1,543,894
Total liabilities and shareholders' equity	$ 3,163,785	$ 3,154,944

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Quarter Ended March 31, (b)	
	2017	**2016 (e)**
Fluid & Metering Technologies		
Net sales	$ 216,770	$ 211,843
Operating income (c)	57,813	51,703
Operating margin	26.7 %	24.4 %
EBITDA	$ 63,427	$ 58,824
EBITDA margin	29.3 %	27.8 %
Depreciation and amortization	$ 5,644	$ 7,256
Capital expenditures	5,386	3,290
Health & Science Technologies		
Net sales	$ 199,679	$ 186,343
Operating income (c)	42,238	40,682
Operating margin	21.2 %	21.8 %
EBITDA	$ 53,359	$ 51,933
EBITDA margin	26.7 %	27.9 %
Depreciation and amortization	$ 11,264	$ 10,861
Capital expenditures	3,573	4,137
Fire & Safety/Diversified Products		
Net sales	$ 137,447	$ 104,618
Operating income (c)	32,626	25,654
Operating margin	23.7 %	24.5 %
EBITDA	$ 36,167	$ 26,976
EBITDA margin	26.3 %	25.8 %
Depreciation and amortization	$ 3,577	$ 1,482
Capital expenditures	1,195	1,107
Corporate Office and Eliminations		
Intersegment sales eliminations	$ (344)	$ (232)
Operating loss (c)	(17,006)	(14,694)
EBITDA	(16,282)	(14,475)
Depreciation and amortization	207	358
Capital expenditures	8	116
Company		
Net sales	$ 553,552	$ 502,572
Operating income	115,671	103,345
Operating margin	20.9 %	20.6 %
EBITDA	$ 136,671	$ 123,258
EBITDA margin	24.7 %	24.5 %
Depreciation and amortization (d)	$ 20,692	$ 19,957
Capital expenditures	10,162	8,650

(a) Calculated by applying the two-class method of allocating earnings to common stock and participating securities as required by ASC 260, Earnings Per Share.

(b) Three month data includes the results of SFC Koenig (September 2016) in the Health & Science Technologies segment and Akron Brass (March 2016) and AWG Fittings (July 2016) in the Fire & Safety/Diversified segment from the date of acquisition. Three month data also includes the results of Hydra-Stop (July 2016) and IETG (October 2016) in the Fluid & Metering Technologies segment and CVI Japan (September 2016) and CVI Korea (December 2016) in the Health & Science Technologies segment through the date of disposition.

(c) Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.

(d) Depreciation and amortization excludes amortization of debt issuance costs.

(e) Certain amounts in the prior year presentation have been reclassified to conform to the current presentation due to the early adoption of ASU 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the presentation of net periodic pension cost and net periodic postretirement benefit cost.